EXHIBIT 99.1

                                               ---------------------------------
                                                              NEWS
                                                             RELEASE
COMMUNITY WEST BANCSHARES
445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE                          ---------------------------------
CONTACT:     LYNDA NAHRA
PHONE:       805-692-5821
FAX:         805-692-8902
URL:         HTTP://WWW.GOLETA.COM
SYMBOL:      CWBC


                        C. RICHARD WHISTON NAMED DIRECTOR
                          OF COMMUNITY WEST BANCSHARES

     Goleta, California-June 30, 2004: C. Richard Whiston, an attorney for over 40 years and the holder of several presidential appointments, has joined Community West Bancshares (NASDAQ:CWBC) and its subsidiary, Goleta National Bank, as director.
     Mr. Whiston is a graduate of the University of California, Berkeley with a Bachelor of Arts degree and received his JD degree from the School of Law (Boalt
Hall) at UC Berkeley after service as a commissioned officer in the United States Army.
     "We are very pleased to welcome Rich Whiston to our board," said William Peeples, Community West Bancshares Chairman of the Board. "His extensive background and experience will be an important component to our existing Board."
     Mr. Whiston served in the Reagan administration as Principal Deputy General Counsel and as Chief of Legal Services, United States Army. In 1985 he returned to the private practice of law in Santa Barbara. In 2001, he was appointed as Special Assistant to the Secretary of the Army, where he served until August 2003.
     Mr. Whiston and his wife reside in Santa Barbara and have four children.


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COMPANY OVERVIEW


Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Goleta National Bank, which has two full service branches, one in Goleta and one in Ventura, California. The principal business activities of the company are Relationship Banking, Mortgage Banking, and Small Business Administration (SBA) Lending, originating loans in California, Alabama, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington and Colorado.


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